Exhibit 99.1

xG Technology, Inc. Announces 1-for-12 Reverse Stock Split Now Effective

Sarasota, Florida—June 20, 2016—xG Technology, Inc. (“xG” or the “Company”) (Nasdaq: XGTI, XGTIW), a leader in providing critical wireless communications for use in challenging operating environments, announced that a 1-for-12 reverse split (the "Reverse Stock Split") of its common stock (the "Common Stock") became effective as of the close of business on Monday, June 20, 2016, and the Common Stock will begin trading on a split-adjusted basis on Tuesday June 21, 2016.

In connection with the Reverse Stock Split, the CUSIP number for the Common Stock has been changed to 98372A 606.

Information to Stockholders

Continental Stock Transfer & Trust Company is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of certificates for Common Stock. Stockholders who hold their shares of Common Stock in brokerage accounts or "street name" are not required to take any action to effect the exchange of their shares following the Reverse Stock Split. Continental Stock Transfer & Trust Company may be reached for questions at (212) 509-4000.

More information on the Reverse Stock Split can be found in xG's Form 8-K, which was filed with the Securities and Exchange Commission on June 20, 2016. Additional information on xG's Reverse Stock Split will be available beginning on or about June 21, 2016 in "Frequently Asked Questions" on the Company's website at http://www.xgtechnology.com/about-xg-technology/investor-information/.

About xG Technology, Inc.

Founded in 2002, xG Technology has created a broad portfolio of intellectual property that enables always-available, always-connected and always-secure voice, broadband data and video communications. The company’s technology portfolio includes solutions marketed under xG’s xMax brand as well as under the brands of its business unit Integrated Microwave Technologies (IMT).

xMax is a patented all-IP software-defined cognitive radio network that delivers mission-assured wireless connectivity in any RF environment. xMax provides a solution to the challenges of interoperability, survivability and flexibility in expeditionary and critical communications networks. xMax can be deployed as fixed or mobile infrastructure to enhance and integrate seamlessly with legacy communications systems, both private and commercial. Access and priority can be controlled, and in the event of congestion, failure or denial of access to commercial networks, xMax provides a fully secure, scalable, private and highly resilient network for essential communications – all at zero bandwidth cost.

xMax incorporates advanced optimizing technologies that include spectrum sharing, interference mitigation, multiple-input multiple-output (MIMO) and software defined radio (SDR). xMax offers key benefits for numerous industries worldwide, including military, emergency response and public safety, telemedicine, urban and rural wireless broadband, utilities, and critical infrastructure.

IMT further supports xG's military and public safety customers with its mission-critical wireless video solutions. IMT is a leader in advanced digital microwave systems and a provider of engineering, integration, installation and commissioning services serving the MAG (Military, Aerospace & Government), broadcast, and sports & entertainment markets.  IMT’s product lines include digital broadcast microwave video systems and compact microwave video equipment for licensed and license-free applications. More information on IMT can be found at www.imt-solutions.com.

Based in Sarasota, Florida, xG has over 100 patents and pending patent applications. xG is a publicly traded company listed on the NASDAQ Capital Market (symbol: XGTI) For more information, please visit www.xgtechnology.com

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For More Information:

Media Relations
Daniel Carpini
xG Technology
daniel.carpini@xgtechnology.com
(941) 953-9035

Investor and Analyst Relations
James Woodyatt
xG Technology
james.woodyatt@xgtechnology.com
(954) 572-0395